SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania		15106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Michael G. McAuley has agreed to serve as Chief Financial Officer and Treasurer of Ampco-Pittsburgh Corporation (“Ampco-Pittsburgh” or the “Corporation”), beginning on April 25, 2016. As of the same date, Ms. Marliss D. Johnson will no longer serve as the CFO and Treasurer of the Corporation but will remain with Ampco-Pittsburgh as part of its global finance team. On April 25, 2016, the Corporation issued a press release reporting Mr. McAuley’s appointment. A copy of the press release is attached hereto as Exhibit 99.1.

Prior to joining Ampco-Pittsburgh, Mr. McAuley, age 52, was Senior Vice President and Chief Financial Officer of RTI International Metals, Inc. (“RTI”), a manufacturer of titanium products primarily for the aerospace and defense, oil and gas, and medical device markets, from 2014 to 2015. Before joining RTI, Mr. McAuley served as CFO for ECI Development, Ltd., a private real estate development firm. Previously, Mr. McAuley held positions of increasing responsibility in corporate and divisional financial management at both Goodrich Corporation, an aerospace and defense company, and Air Products and Chemicals, Inc., a worldwide supplier of industrial gases and equipment, specialty chemicals and environmental and energy systems.

Mr. McAuley earned a B.S. in Economics from Allegheny College and a Master of Science in Management degree from Purdue University, Krannert Graduate School of Management. He is a Certified Management Accountant (CMA) and is a member of the Institute of Management Accountants.

In connection with his appointment as Chief Financial Officer and Treasurer, Mr. McAuley will be entitled to the following:

•	Annual base salary of $340,000;

•	Participation in the corporate incentive bonus plan, subject to such terms and conditions as the Compensation Committee of the Board of Directors shall determine from time to time, with an initial annual incentive target of 50% of annual base salary. Participation for 2016 will be calculated on a pro-rata basis based on the date of employment, with full participation expected to commence at the beginning of the 2017 plan year;

•	Equity-based awards under the Ampco-Pittsburgh Corporation Omnibus Incentive Plan, similar to those granted to the other members of senior management of the Corporation, subject to the terms and conditions of Plan, effective May 1, 2016.

In connection with his employment, the Corporation entered into a change in control agreement with Mr. McAuley. The agreement provides, among other things, that, subject to the terms and conditions set forth in the agreement, in the event of a “change in control” of the Corporation (as such term is defined in the agreement), followed by a termination of Mr. McAuley’s employment with the Corporation within 24 months of the change in control, Mr. McAuley will be entitled to receive a severance payment in the amount equal to the sum of (i) three times the annual base salary either at the time of the change in control or at termination, whichever is higher, and (ii) three times the bonus paid for the prior year, in addition to certain other benefits. A copy of the agreement is attached hereto as Exhibit 10.1, such Exhibit being incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

10.1	Change in Control Agreement between Ampco-Pittsburgh Corporation and Michael G. McAuley, dated April 25, 2016

99.1	Press Release dated April 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Rose Hoover
Rose Hoover
President and Chief Administrative Officer

Dated: April 25, 2016